Exhibit 99.1

(1)
Jefferies Capital Partners LLC (f/k/a Jefferies Capital Partners IV LLC) ("Manager"), JCP IV LLC ("General Partner"), Brian P. Friedman ("Mr. Friedman") and James L. Luikart ("Mr. Luikart") may be deemed to own beneficially and indirectly the shares of common stock, par value $0.01 per share ("Common Stock"), of Carrols Restaurant Group, Inc. (the "Company"), owned by (i) Jefferies Capital Partners IV LP ("Jefferies Capital Partners IV"), which beneficially owns 3,546,883 shares of Common Stock; (ii) Jefferies Employee Partners IV LLC ("Jefferies Employee Partners"), which beneficially owns 408,518 shares of Common Stock; and (iii) JCP Partners IV LLC ("JCP Partners" and, together with Jefferies Capital Partners IV and Jefferies Employee Partners, collectively, "Jefferies Capital Partners" and, together with Manager, General Partner, Mr. Friedman and Mr. Luikart, collectively, the "Reporting Persons"), which beneficially owns 129,708 shares of Common Stock. General Partner is the general partner of Jefferies Capital Partners IV and is the managing member of each of Jefferies Employee Partners and JCP Partners, and has the power to vote or direct the vote, and to dispose or direct the disposition of, the shares of Common Stock reported herein which are deemed owned by Jefferies Capital Partners, and, in such capacities, may be deemed to beneficially own the shares of Common Stock reported herein which are deemed owned by Jefferies Capital Partners. General Partner disclaims beneficial ownership of the shares of Common Stock reported herein except to the extent of its pecuniary interest therein. Manager is the manager of Jefferies Capital Partners and the managing member of General Partner, and has the power to vote or direct the vote, and to dispose or to direct the disposition of, the shares of Common Stock reported herein which are deemed owned by Jefferies Capital Partners, and, in such capacity, may be deemed to beneficially own the shares of Common Stock reported herein which are deemed owned by Jefferies Capital Partners. Manager disclaims beneficial ownership of the shares of Common Stock reported herein except to the extent of its pecuniary interest therein. Mr. Luikart and Mr. Friedman are managing members of Manager, and, in such capacity, may be deemed to beneficially own the shares of Common Stock reported herein which are deemed owned by Jefferies Capital Partners. Mr. Luikart and Mr. Friedman disclaim beneficial ownership of the shares of Common Stock reported herein except to the extent of their pecuniary interest therein.

(2)
On June 4, 2012, Jefferies Capital Partners IV sold 2,148,589 shares of Common Stock, Jefferies Employee Partners sold 247,467 shares of Common Stock and JCP Partners sold 78,574 shares of Common Stock.